                                                                    EXHIBIT 6.10

THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE UNDERLYING SHARES WHICH MAY BE ACQUIRED UPON EXERCISE HEREOF HAVE BEEN ACQUIRED FOR INVESTMENT ONLY AND NOT WITH A VIEW TO DISTRIBUTION THEREOF. THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY JURISDICTION. THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE UNDERLYING SHARES WHICH MAY BE ACQUIRED UPON EXERCISE MAY NOT BE SOLD OR OFFERED FOR SALE UNLESS AN APPROPRIATE REGISTRATION STATEMENT UNDER APPLICABLE SECURITIES LAWS IS THEN IN EFFECT WITH RESPECT THERETO, OR UNLESS AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER IS PROVIDED THAT REGISTRATION IS NOT REQUIRED UNDER SUCH LAWS.

                                                     Warrant to Purchase

Date: _______________                                       _______

                                                    Shares of Common Stock,
                                                      as herein described

No.
----
                                    OurPet's
                                    Company

                       _________________________________

                         Common Stock Purchase Warrant

                       _________________________________


ARTICLE 1.  General Provisions.
            ------------------

Section 1.01. This certifies that ______________ (herein called the Holder) is entitled to purchase, at any time on or after ________________ (the "Effective Date") and on or before _____________ (the "Expiration Date"), that number of fully paid and nonassessable shares of Common Stock, without par value, of OurPet's Company., a corporation organized under the laws of Colorado (the "Company"), at the exercise price of $____ U.S. per share subject to adjustment as hereinafter provided.



ARTICLE 2.  Duration and Exercise of Warrants.
            ---------------------------------

Section 2.01.  Duration of Warrants.  This Warrant may be exercised at any time
               --------------------
on or after the Effective Date and prior to the close of business on the Expiration Date.

Section 2.02.  Terms of Exercise.  This Warrant shall entitle the holder hereof
               -----------------
to purchase the number of shares of Common Stock set forth in Article 1, subject
                                                              ---------
to adjustment as herein provided (the "Warrant Shares"), upon payment of the amount per share, subject to adjustment as herein provided (the "Exercise Price").

Section 2.03.  Exercise of Warrant.
               -------------------

     (a) This Warrant may be exercised in whole or in part by surrendering it, together with a subscription in the form attached hereto duly executed, accompanied by a certified or official bank check (or such other form of payment as the Company may accept) in payment of the Exercise Price. Warrants may be surrendered at the Company's corporate offices indicated in Section 7.02 hereof,
                                                            ------------
or as such corporate office may be relocated from time to time.

     (b) This Warrant shall be exercisable during the period provided in Section
                                                                         -------
2.01 at any time in whole or from time to time in part.  As soon as practicable
----
after the Warrant has been so exercised, the Company shall issue and deliver or cause to be delivered to, or upon the order of, the holder of the Warrant, in such name or names as may be directed by such holder, a certificate or certificates for the number of full Warrant Shares to which such holder is entitled and, if this Warrant shall not have been exercised in full, a new Warrant for the number of shares of Common Stock as to which this Warrant shall not have been exercised. This Warrant, when so surrendered, shall be cancelled by or on behalf of the Company.

Section 2.04.  Common Stock Issued Upon Exercise of Warrant.
               --------------------------------------------

     (a) All Warrant Shares shall be duly authorized, validly issued, fully paid and nonassessable. The Company shall pay all documentary stamp taxes attributable to the initial issuance of Warrant Shares. The Company shall not be required, however, to pay any tax imposed in connection with any transfer involved in the issue of the Warrant Shares in a name other than that of the holder of this Warrant upon exercise. In such case, the Company shall not be required to issue any certificate for Warrant Shares until the person or persons requesting the same shall have paid to the Company the amount of any such tax or shall have established to the Company's satisfaction that the tax has been paid or that no tax is due.

     (b) Irrespective of the date of issue of certificates for any Warrant Shares acquired upon exercise of this Warrant, each person in whose name any certificate is issued shall be deemed to have become the holder of record of the Warrant Shares represented thereby on the date on which this Warrant was exercised and payment of the Exercise Price was tendered as provided in Section
                                                                        -------
2.03 with respect to such Warrant Shares.
----

ARTICLE 3.  Anti-Dilution Provisions.
            ------------------------

Section 3.01.  Adjustment of Exercise Price and Number of Warrant Shares.  The
               ---------------------------------------------------------
Exercise Price shall be subject to adjustment from time to time as provided in this Article 3. Upon each adjustment of the Exercise Price, the holder of this
     ---------
Warrant shall be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of Warrant Shares, calculated to the nearest full share, obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable pursuant to the provisions of this Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

Section 3.02.  Stock Dividends.  If the Company shall declare a dividend or any
               ---------------
other distribution upon any capital stock which is payable in shares of Common Stock, the Exercise Price shall be reduced to the quotient obtained by dividing
(i) the number of shares of Common Stock outstanding immediately prior to such declaration multiplied by the then effective Exercise Price by (ii) the total number of shares of Common Stock outstanding immediately after such declaration. All shares of Common Stock and all convertible securities issuable in payment of any dividend or other distribution upon the capital stock of the Company shall be deemed to have been issued or sold without consideration.

Section 3.03.  Stock Splits and Reverse Stock Splits.  If the Company shall
               -------------------------------------
subdivide its outstanding shares of Common Stock into a greater number of shares, the Exercise Price shall be proportionately reduced and the number of Warrant Shares issuable upon exercise of this Warrant shall be proportionately increased. If the Company shall combine the outstanding shares of Common Stock into a smaller number of shares, the Exercise Price shall be proportionately increased and the number of Warrant Shares issuable upon exercise of this Warrant shall be proportionately decreased.

Section 3.04.  Reorganizations.  If any capital reorganization or
               ---------------
reclassification of the Company, or any consolidation or merger of the Company with another corporation, shall be effected in such a way that the holders of the Common Stock shall be entitled to receive securities or assets with respect to or in exchange for shares of Common Stock, adequate provision shall be made, prior to and as a condition of such reorganization, reclassification, consolidation or merger whereby the holder of this Warrant shall have the right to receive, upon the terms and conditions specified herein and in lieu of the Warrant Shares otherwise receivable upon the exercise of this Warrant, such securities or assets as may be issued or payable with respect to or in exchange for the number of outstanding shares of Common Stock equal to the number of Warrant Shares otherwise receivable had such reorganization, reclassification, consolidation or merger not taken place. In any such case appropriate provision shall be made with respect to the rights and interests of such holder so that the provisions of this Warrant shall be applicable with respect to any securities or assets thereafter deliverable upon exercise of this Warrant. The Company shall not effect any such consolidation or merger unless prior to or simultaneously with the consummation thereof the survivor or successor corporation resulting from such consolidation or merger shall assume by written instrument delivered to the holder of this Warrant the obligation to deliver to such holder such securities or assets as such holder may be entitled to receive.

Section 3.05.  Form of Warrant.  This Warrant need not be changed because of any
               ---------------
adjustment to the Exercise Price or any change in the amount or nature of securities issuable or deliverable pursuant to this Article 3. The Company may,
                                                    ---------
however, in its discretion, at any time change the form of Warrants to reflect any such change in the amount or nature of securities issuable or deliverable upon exercise, provided such change in form does not otherwise affect the substance thereof.

ARTICLE 4.  Other Provisions for Protection of Warrantholders.
            -------------------------------------------------

Section 4.01.  Reservation of Shares.  The Company shall at all times reserve
               ---------------------
and keep available such number of shares of its authorized but unissued Common Stock as shall from time to time be sufficient to permit the exercise of all outstanding Warrants. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient for such purpose, the Company will take such action as, in the opinion of its counsel, may be necessary to increase its authorized but unissued Common Stock to such number of shares as shall be sufficient for such purpose.

Section 4.02.  Lost and Misplaced Warrant Certificates.  If any Warrant becomes
               ---------------------------------------
lost, stolen, mutilated or destroyed, the Company will, on such terms as to indemnity or otherwise as it may in its discretion impose, issue a new Warrant of like denomination, tenor and date as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall at any time be enforceable by anyone.

Section 4.03.  Enforcement of Warrant Rights.  All rights of action are vested
               -----------------------------
in the respective holders of the Warrants. Any holder of any Warrant may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, his right to exercise his Warrant for the purchase of the number of Warrant Shares issuable or deliverable in exchange therefor.

ARTICLE 5.  Transfer and Ownership of Warrants.
            ----------------------------------

Section 5.01.  Negotiability and Ownership.  The Warrants have been, and, if the
               ---------------------------
Warrants are exercised, the Warrant Shares will be, acquired for the account of the holder for investment and not with a view to resale or further distribution thereof. This Warrant shall be transferable by the holder hereof only in compliance with applicable securities laws. Any attempted transfer in contravention of this Section shall be null and void. Any such transferee may be required to execute an investment letter containing representations and warranties as to his or her investment intent, financial sophistication and ability to bear the risk of any investment in the Warrants or the Warrant Shares and to satisfy the Company of the bona fide nature of such representations.

Section 5.02.  Exchange of Warrants.  At any time after the issuance and prior
               --------------------
to expiration, this Warrant may be surrendered at the corporate offices of the Company for exchange and, upon cancellation hereof, one or more new Warrants shall be issued as requested by the holder for the same aggregate number of shares.

ARTICLE 6. Redemption of Warrants by Company. This Warrant, to the extent not
           ---------------------------------
then exercised, may not be redeemed by the Company.


ARTICLE 7.  Miscellaneous Provisions.
            ------------------------

Section 7.01.  Applicable Law.  This Warrant and the provisions contained herein
               --------------
shall be governed by and construed in accordance with the laws of the jurisdiction of incorporation of the Company.

Section 7.02.  Notices.  Any notice pursuant to this Agreement to be given to
               -------
the Company shall be sufficiently given if sent by first-class mail, postage prepaid, addressed (until Warrant holders of record are advised in writing of any other address) as follows:


                                OurPet's Company
                                1300 East Street
                          Fairport Harbor, Ohio  44077


     IN WITNESS WHEREOF, this Warrant has been executed on behalf of the Company
on                        .
  ------------------------


                            OURPET'S COMPANY

                            By:__________________________________
                                 Steven Tsengas, President

                                   ASSIGNMENT


To be executed by the registered holder to effect a transfer of the within Warrant, subject to the restrictions imposed by Section 5.01 of the Warrant.
                                                ------------

FOR VALUE RECEIVED, the undersigned registered holder hereby sells, assigns and transfers unto



          ________________________________________________________

          ________________________________________________________
          (Address)

          ________________________________________________________


the right to purchase the Common Stock evidenced by the within Warrant, and does irrevocably constitute and appoint ________________________________ to transfer the said right on the books of the Company, with full power of substitution.


Dated: ________________________, _________.


SIGNATURE ______________________________________________



          NOTICE: The signature to this Assignment must correspond with the name as written upon the face of the within Warrant, in every particular, without alteration or change whatsoever, and must be guaranteed by a bank or trust company, or by a firm having membership on a registered national securities exchange.

          (SUBSCRIPTION FORM TO BE EXECUTED UPON EXERCISE OF WARRANT)


     The undersigned, registered holder or assignee of such registered holder of the within Warrant, hereby (1) subscribes for ___________ shares of Common Stock which the undersigned is entitled to purchase under the terms of the within Warrant, (2) makes the full cash payment therefor called for by the within Warrant, and (3) directs that the Common Stock issuable upon exercise of said Warrant be issued as described hereunder.



                                    ______________________________

                                    ______________________________
                                    (Address)

                                    ______________________________
                                    (Signature)

Dated:__________________________



          NOTICE: The signature to this Assignment must correspond with the name as written upon the face of the within Warrant, in every particular, without alteration or change whatsoever, and must be guaranteed by a bank or trust company, or by a firm having membership on a registered national securities exchange.

                SIGNATURE PAGE TO COMMON STOCK PURCHASE WARRANT
                                       OF
                                OURPET'S COMPANY



          IN WITNESS WHEREOF, this Warrant has been executed on behalf of the Holder on ___________________, ___________.


Individual:                   __________________________________

                              __________________________________

                                   (Signature of Holder(s))

                              __________________________________


                              __________________________________
                                   (Printed Name of Holder(s))



Corporation or Other Entity:


                              By:________________________________


                              Printed Name:_______________________


                              Title:______________________________